Exhibit 99.1

For Immediate Release

 HOSPIRA ANNOUNCES SIGNIFICANT PROGESS ON

GLOBAL DEVICE STRATEGY

— Quality systems, significant investment credited for import alert lift —

LAKE FOREST, Ill., Jan. 8, 2015 — Hospira, Inc. (NYSE: HSP), the world’s leading provider of injectable drugs and infusion technologies, today unveiled significant progress on its global device strategy. The global device strategy, initiated in 2013, establishes a streamlined and modernized device portfolio to address customer needs and to position the company for future innovation and growth, all while supporting continued advancement of device remediation, including quality improvement efforts. Progress announced today includes the lifting of the import alert on the company’s portfolio of infusion devices by the U.S. Food and Drug Administration (FDA), the introduction of next-generation pumps and details on future technology development.

On January 5, the FDA notified Hospira that it lifted the import alert that previously prohibited U.S. importation of infusion pump devices manufactured in Hospira’s Costa Rica device manufacturing facility, including Hospira’s Plum A+™ and LifeCare PCA™ infusion pumps. Hospira is now able to sell these infusion devices to new and existing customers without medical necessity certificates, and will resume the importation of these devices into the United States immediately.

“Globally, we know our customers depend upon Hospira’s products and we are pleased to be returning these devices to the market. We strive to continuously improve the performance of our products and meet the expectations of both customers and regulatory agencies. This is an important milestone in that process,” said David J. Endicott, president, Hospira Medical Devices. “In 2015, we expect that our continued efforts to streamline and modernize our portfolio will result in a number of key product launches, with Hospira ultimately providing the most advanced and intuitive pumps in the industry.”

Progress in Hospira’s global device strategy is reflected in the following areas:

•                  Quality systems: Hospira’s investments continue to strengthen its global device quality systems and promote continuous improvement to better meet evolving regulatory standards.

•                  New Product Launches: In 2015, Hospira expects to offer its customers new next-generation pump technology, including:

•                  SapphirePlusTM — Hospira’s partner Q Core Medical recently received FDA clearance on this Hospira MedNetTM-ready general-infusion device, which features unique patented technology, innovative design, wireless capability and an intuitive touch screen to help improve the safety and efficiency of I.V. medication administration.

•                  Plum 360TM — Hospira is awaiting FDA clearance on this new infusion system, which builds on its unique air management and concurrent delivery features, while expanding its drug library and wireless capability.

•                  Hospira MedNet 6.1 — The latest update to the Hospira MedNet safety software enables MedNet to operate with all Hospira pump platforms, building on its leadership position in I.V. Clinical Integration and helping hospitals improve I.V. administration productivity and prevent medication errors.

The anticipated launches of these new pumps in 2015, along with ongoing efforts to replace and retire past technologies, are critical in bringing Hospira customers the most advanced medication management systems.

•                  Future technology: Hospira and partner Q Core Medical recently enhanced their collaboration to develop a next-generation platform of pumps, building on both the Sapphire and Plum cassette technologies. The partnership continues to strengthen and supplement Hospira’s own research and development efforts. Together, Hospira and Q Core will launch a full spectrum of pumps, including general infusion, PCA, syringe and ambulatory devices that build on the intuitive design of Sapphire and leverage the proven Hospira MedNet software.

The development of next generation Plum and Sapphire platforms continues to demonstrate Hospira’s long-term commitment to the I.V. infusion market and is a critical part of the company’s strategy to build future growth.

About Hospira

Hospira, Inc. is the world’s leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill.  Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Hospira’s goals, plans and strategy related to Hospira’s global devices. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company’s quality initiatives and device strategy that may cause actual results to differ materially from those indicated in the forward-looking statements. Other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the U.S. Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments, except as required by law.

Contacts:

Media Lindsey Negaard (224) 212-2656	Tareta Adams (224) 212-2535	Financial Community Karen King (224) 212-2711	Ruth Venning (224) 212-2774

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